Exhibit 99.01

Strayer Education, Inc. Reports Record Third Quarter 2008 Revenues and Earnings; and Record Fall Term 2008 Enrollments

-- Strayer Third Quarter Revenues Up 25% --

-- Strayer Third Quarter Diluted EPS $0.83, Up 30% --

-- Strayer Fall 2008 Total Enrollments Up 24% / New Students up 29% --

-- Strayer Approved in Ohio, West Virginia and Utah --

-- Strayer to Open 11 New Campuses and Second Global Online Operations Center in 2009 --

-- Strayer Increasing Annual Dividend from $1.50 to $2.00 --

-- Share Repurchase Authorization Increased to $100 Million --

ARLINGTON, Va.--(BUSINESS WIRE)--October 30, 2008--Strayer Education, Inc. (Nasdaq: STRA) today announced financial results for the three months ended September 30, 2008. Financial highlights are as follows:

Three Months Ended September 30

  Revenues for the three months ended September 30, 2008 increased 25% to $87.0 million, compared to $69.8 million for the same period in 2007, due to increased enrollment and a 5% tuition increase which commenced in January 2008.
  Income from operations was $18.3 million compared to $13.1 million for the same period in 2007, an increase of 40%. Operating income margin was 21.0% compared to 18.7% for the same period in 2007.
  Net income was $11.8 million compared to $9.3 million for the same period in 2007, an increase of 27%. Diluted earnings per share was $0.83 compared to $0.64 for the same period in 2007, an increase of 30%. Diluted weighted average shares outstanding decreased to 14,240,000 from 14,557,000 for the same period in 2007.

Nine Months Ended September 30

  Revenues for the nine months ended September 30, 2008 increased 23% to $282.0 million, compared to $228.9 million for the same period in 2007, due to increased enrollment and a 5% tuition increase which commenced in January 2008.
  Income from operations was $87.4 million compared to $68.4 million for the same period in 2007, an increase of 28%. Operating income margin was 31.0% compared to 29.9% for the same period in 2007.
  Net income was $56.6 million compared to $45.4 million for the same period in 2007, an increase of 25%. Diluted earnings per share was $3.97 compared to $3.13 for the same period in 2007, an increase of 27%. Diluted weighted average shares outstanding decreased to 14,275,000 from 14,510,000 for the same period in 2007.

“We are pleased with our solid financial results for the third quarter and our strong student enrollment for the fall term,” said Robert S. Silberman, Chairman and CEO of Strayer Education, Inc. “We look forward to opening 11 new campuses and a second Global Online Operations Center in 2009. For the 2009 winter term, we will add two new Strayer markets with new campuses in Augusta, Georgia and Huntsville, Alabama.”

Balance Sheet and Cash Flow

At September 30, 2008, the Company had cash, cash equivalents and marketable securities of $117.1 million and no debt. The Company generated $63.0 million from operating activities in the first nine months of 2008 compared to $48.8 million during the same period in 2007. Capital expenditures were $15.3 million for the nine months ended September 30, 2008 compared to $11.9 million for the same period in 2007.

During the three months ended September 30, 2008, the Company invested $10.0 million to repurchase 45,600 shares of stock at an average price of $218.92 as part of a previously announced stock repurchase authorization. During the nine months ended September 30, 2008, the Company paid regular, quarterly dividends of $16.0 million ($0.375 per share for each quarterly dividend) and a special dividend of $28.9 million ($2.00 per share). The Company also received $10.6 million upon the exercise of 223,000 stock options.

For the third quarter of 2008, bad debt expense as a percentage of revenues was 3.7% compared to 3.5% for the same period in 2007. Days sales outstanding, adjusted to exclude tuition receivable related to future quarters, was 13 days at the end of the third quarter of 2008, compared to 12 days at the end of the third quarter of 2007.

Student Enrollment

Enrollment at Strayer University for the 2008 fall term increased 24% to 44,564 students compared to 36,082 students for the same term in 2007. Across the Strayer University campus and online system, continuing student enrollments increased 22%, while new student enrollments increased 29%. Global online students increased 44%. Students taking 100% of their classes online (including campus based students) increased 28%. The total number of students taking at least one class online increased 27% to 32,204.

Student Enrollment

	Fall 2007	Fall 2008	% Change

Campus Based Students:
New Campuses (25 in operation 3 years or less)
Classroom Students	1,422	3,149	121%
Online Students	2,408	4,429	84%
Total New Campus Based Students	3,830	7,578	98%

Mature Campuses (35 in operation more than 3 years)
Classroom Students	13,266	14,133	7%
Online Students	15,669	18,066	15%
Total Mature Campus Based Students	28,935	32,199	11%

Total Campus Based Students	32,765	39,777	21%

Global Online Students	3,317	4,787	44%

Total University Enrollment	36,082	44,564	24%

Total Students Taking 100% of Courses Online	21,394	27,282	28%

Total Students Taking at Least 1 Course Online	25,403	32,204	27%

New State Approvals

The Company announced today that Strayer University has received initial approval to operate in the states of Ohio, West Virginia and Utah.

New Campus Openings / Second Global Online Operations Center

The Company announced today that Strayer University intends to open 11 new campuses and a second Global Online Operations Center in 2009. The first two campuses, Augusta, Georgia and Huntsville, Alabama, will open for the winter term 2009 start of classes. The second Global Online Operations Center will be located in Salt Lake City, Utah and will open for the 2009 summer term.

Fiscal Year 2006 Cohort Default Rate

During the third quarter, the Company received notification from the U.S. Department of Education that its Cohort Default Rate for fiscal year 2006 (the most recent annual period for which the data is available) was 3.8% as compared to 3.9% for the prior fiscal year.

2008 Business Outlook

Based on the strong enrollment growth announced for the 2008 fall term and the planned investments in opening new campuses, the Company estimates fourth quarter 2008 diluted earnings per share will be in the range of $1.68 to $1.70. Based on its fourth quarter 2008 estimates, the Company expects its full year 2008 diluted earnings per share will be in the range of $5.65 to $5.67.

2009 Business Model

The Company announced today that Strayer University is implementing a 5% tuition increase effective January 2009. The Company also announced today that Strayer University intends to open 11 new campuses and a second Global Online Operations Center in 2009. Taking into account this accelerated investment plan for 2009, and assuming a 20% increase in annual student enrollment at Strayer University in 2009, the Company would then expect a 23-24% increase in revenue, roughly stable operating margins, and diluted earnings per share in the $6.90-$7.00 range for 2009. Included in this range is the Company’s estimate of approximately $0.50 per share after tax stock-based compensation expense and an effective tax rate of 39%.

Quarterly Common Stock Cash Dividends

The Company also announced today that its Board of Directors is increasing the Company’s annual dividend to $2.00 per share from $1.50 per share. This annual dividend will be paid quarterly in the amount of $0.50 per share. Accordingly, the Company’s Board of Directors has declared that the Company will pay a dividend of $0.50 per share on December 10, 2008 to shareholders of record as of November 26, 2008.

Share Repurchase Plan

The Company announced today that the Company's Board of Directors amended the share repurchase program to authorize the repurchase of up to $100 million in value of the Company's common stock over the next 14 months. The Company intends to conduct such purchases, if any, in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended. This share repurchase program may be modified, suspended or terminated at any time by the Company without notice.

Shares and Options Outstanding

At September 30, 2008, the Company had 14,227,289 common shares issued and outstanding, and 167,084 stock options outstanding with a weighted average exercise price of $102.98 and a remaining weighted average contractual life of 4.0 years.

Conference Call with Management

Strayer Education, Inc. will host a conference call to discuss its third quarter 2008 earnings at 10:00 a.m. (ET) today. To participate on the live call, investors should dial (800) 289-0468 10 minutes prior to the start time. In addition, the call will be available via live Webcast over the Internet. To access the live Webcast of the conference call, please go to www.strayereducation.com 15 minutes prior to the start time of the call to register. An archived replay of the conference call will be available at (888) 203-1112 (pass code 2137249) starting at 1:00 p.m. (ET) today and will be available through Monday, November 3, 2008, and archived at www.strayereducation.com for 90 days.

Strayer Education, Inc. (Nasdaq: STRA) is an education services holding company that owns Strayer University and certain other assets. Strayer’s mission is to make higher education achievable and convenient for working adults in today’s economy. Strayer University is a proprietary institution of higher learning that offers undergraduate and graduate degree programs in business administration, accounting, information technology, education, health care, and public administration to more than 44,000 working adult students at 60 campuses in 12 states and Washington, D.C. and worldwide via the Internet. Strayer University is committed to providing an education that prepares working adult students for advancement in their careers and professional lives. Founded in 1892, Strayer University is accredited by the Middle States Commission on Higher Education.

For more information on Strayer Education, Inc. visit www.strayereducation.com and for Strayer University visit www.strayer.edu.

This press release contains statements that are forward looking and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 (“Reform Act”). The statements are based on the Company’s current expectations and are subject to a number of uncertainties and risks. In connection with the safe-harbor provisions of the Reform Act, the Company has identified important factors that could cause the Company’s actual results to differ materially. The uncertainties and risks include the pace of growth of student enrollment, our continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as regional accreditation standards and state and regional regulatory requirements, competitive factors, risks associated with the opening of new campuses, risks associated with the offering of new educational programs and adapting to other changes, risks associated with the acquisition of existing educational institutions, risks relating to the timing of regulatory approvals, our ability to implement our growth strategy, and general economic and market conditions. Further information about these and other relevant risks and uncertainties may be found in the Company’s annual report on Form 10-K and its other filings with the Securities and Exchange Commission, all of which are incorporated herein by reference and which are available from the Commission. We undertake no obligation to update or revise forward looking statements.

STRAYER EDUCATION, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Amounts in thousands, except per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2007	2008	2007	2008

Revenues	$69,813	$86,993	$228,881	$281,995
Costs and expenses:
Instruction and educational support	26,242	30,548	79,215	95,099
Selling and promotion	18,074	22,985	44,125	54,809
General and administration	12,439	15,209	37,185	44,671
Income from operations	13,058	18,251	68,356	87,416
Investment and other income	1,763	905	4,783	3,726
Income before income taxes	14,821	19,156	73,139	91,142
Provision for income taxes	5,546	7,394	27,698	34,536
Net income	$9,275	$11,762	$45,441	$56,606
Net income per share:
Basic	$0.65	$0.84	$3.19	$4.03
Diluted	$0.64	$0.83	$3.13	$3.97
Weighted average shares outstanding:
Basic	14,280	14,001	14,250	14,035
Diluted	14,557	14,240	14,510	14,275
Common dividends per share:
Regular	$0.31	$0.38	$0.94	$1.13
Special	--	--	--	$2.00

In 2006, the Company began recording stock-based compensation expense under SFAS 123(R). The table below sets forth the amount of stock-based compensation expense recorded in each of the expense line items.

	For the three months ended September 30,		For the nine months ended September 30,
	2007	2008	2007	2008
Instruction and educational support	$167	$263	$510	$955
Selling and promotion	164	215	470	652
General and administration	2,248	2,285	6,639	7,195
Total stock-based compensation expense	$2,579	$2,763	$7,619	$8,802

STRAYER EDUCATION, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (Amounts in thousands, except share and per share data)

	December 31, 2007	September 30, 2008
ASSETS
Current assets:
Cash and cash equivalents	$95,036	$66,866
Marketable securities available for sale, at fair value	76,299	50,222
Tuition receivable, net of allowances for doubtful accounts of $3,206 and $4,163 at December 31, 2007 and September 30, 2008, respectively	100,651	127,120
Income taxes receivable	--	458
Other current assets	4,097	6,656
Total current assets	276,083	251,322
Property and equipment, net	57,946	63,517
Deferred income taxes	8,830	12,204
Restricted cash	500	500
Other assets	419	483
Total assets	$343,778	$328,026

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,682	$15,885
Accrued expenses	3,303	4,215
Income taxes payable	4,754	--
Dividends payable	28,853	--
Unearned tuition	91,476	116,020
Other current liabilities	281	281
Total current liabilities	144,349	136,401
Long-term liabilities	10,922	11,822
Total liabilities	155,271	148,223
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $.01; 20,000,000 shares authorized; 14,426,634 and 14,227,289 shares issued and outstanding at December 31, 2007 and September 30, 2008, respectively	144	142
Additional paid-in capital	87,080	38,190
Retained earnings	101,102	141,677
Accumulated other comprehensive income (loss)	181	(206)
Total stockholders’ equity	188,507	179,803
Total liabilities and stockholders’ equity	$343,778	$328,026

STRAYER EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the nine months ended September 30,
	2007	2008
Cash flows from operating activities:
Net income	$45,441	$56,606
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred rent	(28)	(289)
Amortization of gain on sale of assets	(29)	(211)
Gain on sale of marketable securities	--	(785)
Depreciation and amortization	6,235	7,720
Deferred income taxes	(4,523)	(3,558)
Stock-based compensation	7,340	8,244
Changes in assets and liabilities:
Tuition receivable, net	(17,067)	(26,469)
Other current assets	(3,781)	(2,124)
Other assets	(54)	(64)
Accounts payable	1,583	2,244
Accrued expenses	1,004	912
Income taxes payable	3,770	6,286
Excess tax benefits from stock-based payment arrangements	(11,104)	(11,498)
Unearned tuition	19,226	24,544
Deferred lease incentives	756	1,400
Net cash provided by operating activities	48,769	62,958
Cash flows from investing activities:
Purchases of property and equipment	(11,905)	(15,332)
Proceeds from the sale of property and equipment	5,754	--
Purchases of marketable securities	--	(50,561)
Proceeds from the sale of marketable securities	--	76,785
Net cash (used in) provided by investing activities	(6,151)	10,892
Cash flows from financing activities:
Regular common dividends paid	(13,617)	(16,030)
Special common dividends paid	--	(28,854)
Proceeds from exercise of stock options	13,690	10,633
Excess tax benefits from stock-based payment arrangements	11,104	11,498
Repurchase of common stock	(19,996)	(79,267)
Net cash (used in) financing activities	(8,819)	(102,020)
Net increase (decrease) in cash and cash equivalents	33,799	(28,170)
Cash and cash equivalents – beginning of period	52,663	95,036
Cash and cash equivalents – end of period	$86,462	$66,866

Non-cash transactions:
Purchases of property and equipment included in accounts payable	$343	$308

CONTACT:
Strayer Education Inc.
Mark C. Brown, Executive Vice President and
Chief Financial Officer, 703-247-2514
or
Sonya Udler, Senior Vice President,
Corporate Communications, 703-247-2517
sonya.udler@strayer.edu